As filed with the Securities and Exchange Commission on April 27, 2005

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

W.W. GRAINGER, INC.
(Exact Name of Registrant as Specified in its Charter)

Illinois (State or Other Jurisdiction) of Incorporation or Organization	36-1150280 (I.R.S. Employer Identification No.)
100 Grainger Parkway Lake Forest, Illinois (Address of Principal Executive Offices)	60045-5201 (Zip Code)

W.W. Grainger, Inc.
2005 Incentive Plan
(Full Title of the Plan)

John L. Howard
General Counsel
W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(Name and Address of Agent For Service)

(847) 535-1000
(Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (“Amendment”) is being filed solely in order to include a corrected form of Consent of Grant Thornton LLP. The corrected form of Consent is attached as Exhibit 23.1 to this Amendment.

PART II

Item 8. Exhibits

Exhibit	Description
23.1	Corrected form of Consent of Grant Thornton LLP

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (“Amendment”) to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois, on the 27th day of April, 2005.

W.W. GRAINGER, INC.

By:  /s/ John L. Howard
      John L. Howard
      Senior Vice President
      and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities on April 27, 2005.

* R. L. Keyser Chairman of the Board and Chief Executive Officer (Principal Executive Officer and a Director)	* John W. McCarter, Jr. Director

* P. O. Loux Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	* Neil S. Novich Director

* J. E. Andringa Vice President and Controller (Principal Accounting Officer)	* Gary L. Rogers Director

* Brian P. Anderson Director	* James D. Slavik Director

* Wilbur H. Gantz Director

*By: /s/ John L.Howard John L. Howard Attorney-in-Fact